EXHIBIT 4.3

                        DOBI MEDICAL INTERNATIONAL, INC.

NO.                                                                       Share
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                    FORM OF WARRANT TO PURCHASE COMMON STOCK
                    ----------------------------------------


                   VOID AFTER 5:30 P.M., EASTERN STANDARD TIME
                             ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

                  FOR VALUE RECEIVED, DOBI MEDICAL INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Standard Time, on the Expiration Date (as hereinafter defined) to __________________, or registered assigns (the "Holder"), under the terms as hereinafter set forth, _____________ (_______) fully-paid and non-assessable shares of the Company's Common Stock, par value $.0001 per share (the "Warrant Stock"), at a purchase price per share of Three Dollars ($3.00) (the "Warrant Price"), pursuant to this warrant (this "Warrant"). The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term "Common Stock" shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

                  This Warrant is one of a series of the Company's Warrants to purchase Common Stock (collectively, the "Warrants"), issued pursuant to that certain Confidential Private Placement Memorandum, dated March 8, 2004 (the "Memorandum"). Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in Section 12.

                  1.       Exercise of Warrant.

                           (a) The Holder may exercise this Warrant according to
its terms by surrendering this Warrant to the Company at the address set forth in Section 13, the subscription form attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the subscription form, or as otherwise provided in this Warrant prior to 5:30 p.m., Eastern Standard Time, on July 30, 2008 (the "Expiration Date").

                           (b) This Warrant may be exercised in whole or in part
so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chief Executive Officer or President and the Secretary or Assistant Secretary of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

                           (c) No fractional shares or scrip representing
fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon


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the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

                           (d) In the event of any exercise of the rights
represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

                  2.       Disposition of Warrant Stock and Warrant.

                           (a) The Holder hereby acknowledges that this Warrant
and any Warrant Stock purchased pursuant hereto are not being registered (i) under the Securities Act of 1933, as amended (the "Act") on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

                  The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the U.S. Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

                           (b) If, at the time of issuance of the shares
issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate "stop transfer" orders with respect to such certificates and the shares


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represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

                  3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

                  4. Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

                  5. Capital Adjustments. This Warrant is subject to the following further provisions:

                           (a) Recapitalization, Reclassification and
Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

                           (b) Subdivision or Combination of Shares. If the
Company at any time while this Warrant
remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

                           (c) Stock Dividends and Distributions. If the Company
at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 5(e) and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.


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                           (d) Warrant Price Adjustment. Whenever the number of
shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

                           (e) Certain Shares Excluded. The number of shares of
Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

                           (f) Deferral and Cumulation of De Minimis
Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

                           (g) Duration of Adjustment. Following each
computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

                  6.       Notice to Holders.

                           (a) Notice of Record Date. In case:

                                    (i) the Company shall take a record of the
                  holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

                                    (ii) of any capital reorganization of the
                  Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                                    (iii) of any voluntary dissolution,
                  liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date.

                           (b) Certificate of Adjustment. Whenever any
adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chief Executive Officer, President or Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth in reasonable


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detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

                  7. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

                  8. Modifications and Waivers. The terms of the Warrants may be amended, modified or waived by written agreement of the Company and the holders of the Warrants issued pursuant to the Memorandum representing a majority of the Common Stock represented by all such Warrants then outstanding.

                  9. Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including any right to vote or to consent to or receive notice as a stockholder of the Company.

                  10. Redemption of Warrants. The Warrants are redeemable by the Company at any time after 18 months from the date of the final closing of the offering contemplated by the Memorandum and prior to the Expiration Date on not less than 60 days prior written notice, at a redemption price of $.01 per Warrant, provided that prior to the redemption the market price for the Common Stock issuable upon exercise of a Warrant shall exceed $6.00 per share and a registration statement covering the shares underlying the Warrants has been declared and remains effective or the shares are not otherwise subject to any sale restrictions. Market price for the purpose of this Section 10 shall mean the closing price of the Common Stock, as reported by the OTC Bulletin Board, the American Stock Exchange or other primary trading market for the Common Stock, as the case may be, for a period of 20 consecutive trading days ending within 15 days prior to the date on which notice of redemption is given. If the Company shall elect to redeem Warrants as permitted by this Section 10, notice of redemption shall be given to the holders of all outstanding Warrants to whom the redemption shall apply mailing by first-class mail a notice of such redemption, not less than 60 nor more than 90 days prior to the date fixed for redemption, to their last addresses as they shall appear upon the registry books, but failure to give such notice by mailing to the holder of any Warrant, or any defect therein, shall not affect the legality or validity of the proceedings for the redemption of any other Warrants. The notice of redemption to each holder of Warrants shall specify the date fixed for redemption and the redemption price at which Warrants are to be redeemed, and shall state that payment of the redemption price of the Warrants will be made at the office of the Company upon presentation and surrender of such Warrants, and shall also state that the right to exercise the Warrants so redeemed will terminate as provided in this Warrant (stating the date of such termination) and shall state the then current exercise price. If the giving of notice of redemption shall have been completed as above provided, the right to exercise the Warrants shall terminate at the close of business on the business day preceding the date fixed for redemption, and the holder of each Warrant shall thereafter be entitled upon surrender of his or its Warrant only to receive the redemption price thereof, without interest.

                  11. Registration Rights. This Warrant and the shares of Common Stock issuable upon exercise of this Warrant will be accorded the registration rights under the Act set forth in that certain Subscription Agreement between the Company and the Holder, a form of which agreement is being furnished concurrently herewith.

                  12. Definitions. As used herein, unless the context otherwise requires, the following terms have the respective meanings:

                           (a) "Affiliate": with respect to any Person, the
following: (i) any other Person that at such time directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with such first Person or (ii) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the


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Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% of more of any class of voting or equity interests. As used in such definition, "controls," "controlled by" and "under common control," as used with respect to an Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                           (b) "Person": any natural person, corporation,
division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                           (c) "Subsidiaries": with respect to any Person, any
corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person.

                  13. Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, to the Company at 1200 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Mr. Phillip C. Thomas, Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

                  14. Books and Records. The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

                  15. Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

                  IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this 30th day of July, 2004.


                              DOBI MEDICAL INTERNATIONAL, INC.




                              By: /s/
                                  ----------------------------------------------
                                  Phillip C. Thomas, Chief Executive Officer


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                              WARRANT EXERCISE FORM
                              ---------------------




                  The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, the following number of shares of Common Stock of DOBI MEDICAL INTERNATIONAL, INC.:


                  Number of Shares            Purchase Price Per Share
                  ----------------            ------------------------

                                                      $3.00

                  The undersigned herewith makes payment of $_________ therefor, and requests that certificates for such shares (and any warrants or other property issuable upon such exercise) be issued in the name of and delivered to __________________________ whose address is _______________________________
(social security or taxpayer identification number ___________) and, if such shares shall not include all of the shares issuable under such warrant, that a new warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.


                                     HOLDER:


                                     -------------------------------------------
                                     Signature



                                     -------------------------------------------
                                     Signature, if jointly held



                                     -------------------------------------------
                                     Date

                                 ASSIGNMENT FORM
                                 ---------------





FOR VALUE RECEIVED,
                   -------------------------------------------------------------
hereby sells, assigns and transfers unto


Name:
     ---------------------------------------------------------------------------
         (Please typewrite or print in block letters)

Address:
         -----------------------------------------------------------------------

Social Security or Taxpayer Identification Number:
                                                  ------------------------------

the right to purchase Common Stock of DOBI MEDICAL INTERNATINONAL, INC., a Delaware corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


DATED:
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                                     -------------------------------------------
                                     Signature


                                     -------------------------------------------
                                     Signature, if jointly held



Witness:


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